Exhibit 1(iv) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K



                        FEDERATED INCOME SECURITIES TRUST

                                 Amendment No. 5
                              DECLARATION OF TRUST
                             dated December 31, 1991



         This Declaration of Trust is amended as follows:

         Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

         "Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII,
            Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

                    Federated Short-Term Income Fund
                      Institutional Service Shares
                      Institutional Shares
                    Intermediate Income Fund
                      Institutional Service Shares
                      Institutional Shares
                      Schwab Shares"

         The undersigned Assistant Secretary of Federated Income Securities Trust hereby certifies that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 18th day of May, 1995.

         WITNESS the due execution hereof this 22nd day of May, 1995.




                                                      Victor R. Siclari,
                                                Assistant Secretary